EXHIBIT A
NATIONAL FUEL EXPLORATION CORP.
INCOME STATEMENT
PERIOD ENDING MARCH 31, 2002
(Unaudited)

Operating Revenue:
  Gas Sales                                                -
  Other Operating Revenue                        $21,368,121
Operating Revenue                                $21,368,121

Operating Expenses:
  Purchased Gas Sold                                       -
  Fuel For Generation                                      -
  Operation Expenses                              $7,743,255
  Intercompany Operating Expense                           -
  Maintenance Expenses                                     -
  Property, Franchise & Other Taxes               $1,355,083
  Depreciation, Depletion & Amortization          $5,028,049
  Impairment of O&G                                        -
  Federal Income Taxes                            $1,252,767
  State Income Taxes                                       -
  Deferred Inc Tax-Net                           ($1,156,332)
  Invest Tax Cr Adjust                                     -
Operating Expenses                               $14,222,822
Operating Income / (Loss)                         $7,145,299

Other Income:
  Unremitted earnings of Subsidiaries                      -
  Dividends from Subsidiaries                              -
  Intercompany Interest Income                             -
  Miscellaneous Income                                     -
  Investment Tax Credit                                    -
  Other Interest Income                              $37,359
  AFUDC                                                    -
  Appliance & Jobbing                                      -
  Other Income/ (Loss)                               $37,359

Income Before Interest Charges                    $7,182,658

Interest Charges:
  Interest Charges on L/T Debt                             -
  Intercompany Interest Expense                   $2,605,901
  Other Interest Expenses                           $129,459
  ABFUDC                                                   -
  Interest Charges                                $2,735,360

Minority Interest in Foreign Subs                          -

Income Before Cumulative Effect                   $4,447,298

Net Income / (Loss)                               $4,447,298
                                                 ===========

See Notes to Consolidated Financial Statements included in Item 8 of National Fuel Gas
Company’s Form 10-K for the fiscal year ended September 30, 2001 and in Item 1 of Part I of National Fuel Gas Company’s Form 10-Q for the quarters ended
December 31, 2001 and March 31, 2002.